Post-Effective Amendment No. 10 to Form S-11
Exhibit 3.8
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

ARTICLES OF AMENDMENT

    Dividend Capital Diversified Property Fund Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter (the “Charter”) of the Corporation, is hereby amended to provide that, immediately upon the acceptance of these of Articles of Amendment for record (the “Effective Time”) by the State Department of Assessments and Taxation (“SDAT”) of Maryland, (i) each unclassified share of Common Stock, $.01 par value per share, of the Corporation which was issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding Class E Common Share, $.01 par value per share, and shall be subject to the terms of Class E Common Shares described herein, (ii) each Class A Common Share, $.01 par value per share, of the Corporation which was issued and outstanding immediately prior to the Effective Time shall be renamed as a “Class T Common Share,” the terms of which shall be amended and replaced in their entirety by the terms of Class T Common Shares described herein, and (iii) each Class W Common Share, $.01 par value per share, of the Corporation which was issued and outstanding immediately prior to the Effective Time shall be renamed as a “Class D Common Share,” the terms of which shall be amended and replaced in their entirety by the terms of Class D Common Shares described herein. For purposes of conversion of Shares in accordance with Section 6.2.5 of the Charter as provided below, any and all Selling Commissions and Distribution Fees paid with respect to Class A Common Shares and Class W Common Shares prior to the Effective Time shall also be considered paid with respect to the Class T Common Shares and Class D Common Shares, respectively, that they are changed into pursuant to these Articles of Amendment. From and after the Effective Time (a) all of the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications and terms and conditions of redemption set forth with respect to Class A Common Shares in the Articles Supplementary of the Corporation designating Class A Common Shares filed with the SDAT on July 12, 2012, are hereby replaced in their entirety with the terms set forth herein with respect to Class T Common Shares, (b) all of the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications and terms and conditions of redemption set forth with respect to Class W Common Shares in the Articles Supplementary of the Corporation designating Class W Common Shares filed with the SDAT on July 12, 2012, are hereby replaced in their entirety with the terms set forth herein with respect to Class D Common Shares, and (c) all of the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications and terms and conditions of redemption set forth with respect to Class I Common Shares in the Articles Supplementary of the Corporation designating Class I Common Shares filed with the SDAT on July 12, 2012, are hereby replaced in their entirety with the terms set forth herein with respect to Class I Common Shares.

SECOND: The definitions of the following terms in Article V of the Charter are hereby amended and replaced in their entirety as follows:
Selling Commissions. The term “Selling Commissions” shall mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager.
Soliciting Dealers. The term “Soliciting Dealers” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell or provide services with respect to Shares.

THIRD: The following definitions are hereby added to those listed in Article V of the Charter:
Class D Conversion Rate. The term “Class D Conversion Rate” shall mean the number of Class I Common Shares equal to the product of each Class D Common Share to be converted and a fraction, the numerator of which is the Class D NAV Per Share and the denominator of which is the Class I NAV Per Share.
Class D NAV Per Share. The term “Class D NAV Per Share” shall mean the net asset value per Class D Common Share, calculated as described in the most recent Valuation Procedures.
Class D Common Shares. The term “Class D Common Shares” shall have the meaning as provided in Section 6.1 herein.
Class E NAV Per Share. The term “Class E NAV Per Share” shall mean the net asset value per Class E Common Share, calculated as described in the most recent Valuation Procedures.
Class E Common Shares. The term “Class E Common Shares” shall have the meaning as provided in Section 6.1 herein.
Class I NAV Per Share. The term “Class I NAV Per Share” shall mean the net asset value per Class I Common Share, calculated as described in the most recent Valuation Procedures.
Class I Common Shares. The term “Class I Common Shares” shall have the meaning as provided in Section 6.1 herein.
Class S Conversion Rate. The term “Class S Conversion Rate” shall mean the number of Class I Common Shares equal to the product of each Class S Common Share to be converted and a fraction, the numerator of which is the Class S NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class S NAV Per Share. The term “Class S NAV Per Share” shall mean the net asset value per Class S Common Share, calculated as described in the most recent Valuation Procedures.
Class S Common Shares. The term “Class S Common Shares” shall have the meaning as provided in Section 6.1 herein.
Class T Conversion Rate. The term “Class T Conversion Rate” shall mean the number of Class I Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Class T NAV Per Share and the denominator of which is the Class I NAV Per Share.
Class T NAV Per Share. The term “Class T NAV Per Share” shall mean the net asset value per Class T Common Share, calculated as described in the most recent Valuation Procedures.
Class T Common Shares. The term “Class T Common Shares” shall have the meaning as provided in Section 6.1 herein.
Distribution Fees. The term “Distribution Fees” shall mean ongoing fees (whether labeled distribution fees, dealer manager fees, or any other name), which are distinguished from Selling Commissions by not being payable up-front or at one time, payable to the Dealer Manager and reallowable to Soliciting Dealers.
Multiple Class Plan. The term “Multiple Class Plan” shall mean a written plan adopted by the Board, as such plan may be amended from time to time, that sets forth the method by which distributions among classes of Common Shares shall be determined relative to each other, and may set forth other terms of classes of Common Shares relative to each other.
Primary Offering. The term “Primary Offering” shall mean, with respect to an Offering, the primary portion of such Offering, excluding any distribution reinvestment plan portion of such Offering.
Total Corporation-Level Underwriting Compensation. The term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., including Selling Commissions and Distribution Fees.
Total Account-Level Underwriting Compensation. The term “Total Account-Level Underwriting Compensation” shall mean, with respect to any Common Share sold for the account of the Corporation through an Offering, all Selling Commissions and Distribution Fees paid to the Dealer Manager or to Soliciting Dealers.
Valuation Procedures. The term “Valuation Procedures” shall mean written valuation procedures adopted by the Board, as such procedures may be amended from time to time, that set forth the method by which the net asset value per each class of Common Share shall be calculated.

FOURTH: Section 6.1 of the Charter is hereby amended and replaced in its entirety as follows:

Section 6.1 Authorized Shares.
The Corporation has authority to issue 2,700,000,000 Shares, consisting of 2,500,000,000 shares of Common Stock, $.01 par value per share (“Common Shares”), 500,000,000 of which are classified as Class D common stock (the “Class D Common Shares”), 500,000,000 of which are classified as Class E common stock (the “Class E Common Shares”), 500,000,000 of which are classified as Class I common stock (the “Class I Common Shares”), 500,000,000 of which are classified as Class S common stock (the “Class S Common Shares”) and 500,000,000 of which are classified as Class T common stock (the “Class T Common Shares”), and 200,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Shares”). The aggregate par value of all authorized shares of stock having par value is $27,000,000. All Shares shall be fully paid and non-assessable when issued. If Shares of one class of stock are classified or reclassified into Shares of another class of stock pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series of stock that the Corporation has authority to issue.

FIFTH: Section 6.2.3 of the Charter is hereby amended and replaced in its entirety as follows:
Section 6.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class D Common Shares will automatically convert to Class I Common Shares at the Class D Conversion Rate, Class S Common Shares will automatically convert to Class I Common Shares at the Class S Conversion Rate and Class T Common Shares will automatically convert to Class I Common Shares at the Class T Conversion Rate. Following such conversion, each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

SIXTH: A new Section 6.2.5 is inserted into the Charter as follows:

6.2.5    Conversion, Distributions and Suitability.

(a)
Conversion of Class D Common Shares. Each Class D Common Share held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Shares at the Class D Conversion Rate on the earliest of (a) a Listing of any Common Shares, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class D Common Shares held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class D Common Shares held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each Class D Common Share sold in that Primary Offering, each Class D Common Share sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each Class D Common Share received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares at the Class D Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(b)
Conversion of Class S Common Shares. Each Class S Common Share held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Shares at the Class S Conversion Rate on the earliest of (a) a Listing of any Common Shares, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class S Common Shares held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class S Common Shares held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each Class S Common Share sold in that Primary Offering, each Class S Common Share sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each Class S Common Share received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares at the Class S Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(c)
Conversion of Class T Common Shares. Each Class T Common Share held within a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into Class I Common Shares at the Class T Conversion Rate on the earliest of (a) a Listing of any Common Shares, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class T Common Shares held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, provided that the Dealer Manager advises the Corporation’s transfer agent of the lower limit in writing) of the aggregate purchase price of all Class T Common Shares held by such Stockholder within such account and purchased in a Primary Offering. In addition, after termination of a Primary Offering registered under the Securities Act, each Class T Common Share sold in that Primary Offering, each Class T Common Share sold under a Reinvestment Plan pursuant to the same registration statement that was used for that Primary Offering, and each Class T Common Share received as a stock dividend with respect to such Shares sold in such Primary Offering or Reinvestment Plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares at the Class T Conversion Rate, at the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to that Offering would be in excess of 10% of the aggregate purchase price of all Shares sold for the account of the Corporation through that Primary Offering.

(d)
Distributions. The per share amount of any distributions for any class of Common Shares relative to the other classes of Common Shares shall be determined as described in the most recent Multiple Class Plan.

(e)	Suitability.

a.
Until the Class D Common Shares are Listed, in order to purchase Class D Common Shares in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

b.
Until the Class I Common Shares are Listed, in order to purchase Class I Common Shares in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

c.
Until the Class S Common Shares are Listed, in order to purchase Class S Common Shares in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

d.
Until the Class T Common Shares are Listed, in order to purchase Class T Common Shares in a public offering, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

SEVENTH: The amendments to the Charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

EIGHTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter of the Corporation was 1,200,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share, 400,000,000 of which were unclassified Common Shares, 200,000,000 of which were classified as Class A Common Shares, 200,000,000 of which were classified as Class I Common Shares and 200,000,000 of which were classified as Class W Common Shares, and 200,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $12,000,000.

NINTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter of the Corporation is 2,700,000,000, consisting of 2,500,000,000 shares of Common Stock, $0.01 par value per share, 500,000,000 of which are classified as Class D Common Shares, 500,000,000 of which are classified as Class E Common Shares, 500,000,000 of which are classified as Class I Common Shares, 500,000,000 of which are classified as Class S Common Shares, and 500,000,000 of which are classified as Class T Common Shares, and 200,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $27,000,000.

TENTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 1st day of September, 2017.

DIVIDEND CAPITAL DIVERSIFIED PROPERTRY FUND INC.

/s/ DWIGHT L. MERRIMAN III
	By:	Dwight L. Merriman III,
Chief Executive Officer

[CORPORATE SEAL]

Attest:
/s/ Joshua J. Widoff
Joshua J. Widoff,
Secretary

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